Exhibit 99.1

BIOLASE Reports 2018 Fourth Quarter and Full Year Results

- Fourth Quarter U.S. Laser Revenue Increased 51% Year Over Year -

- Fourth Quarter U.S. Consumables and Other Revenue Increased 13% Year Over Year -

- 2018 Gross Margin Increased by nearly 1,500 Basis Points Year Over Year -

- Conference Call Today at 4:30pm ET / 1:30pm PT -

IRVINE, Calif., March 5, 2019 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today reported net revenue of $13.0 million and $46.2 million for the fourth quarter and year ended December 31, 2018, respectively. Excluding revenue from the Company’s non-core imaging business, net revenue for the fourth quarter and year ended December 31, 2018 increased 9% and 3%, respectively, on a year over year basis.

Fourth Quarter Highlights

●	U.S. laser revenue increased 51% year over year
●	U.S. consumables and other revenue increased 13% year over year
●	Southern California model market laser revenue increased 600% year over year
●	New customer growth, reduced expenses and a favorable change in product mix led to gross margin expansion of almost 1,500 basis points

“Our strong revenue results for the fourth quarter reflect solid execution of our go-to-market sales initiatives and our steadfast commitment to growing and expanding the adoption of our all tissue lasers throughout the dental industry,” commented Todd Norbe, President and Chief Executive Officer. “As a result, we are seeing increases in the adoption and utilization of BIOLASE’s all tissue lasers, including the better-than-expected early response to our model market initiatives in the Southern California and Dallas/Fort Worth markets. These ongoing efforts, combined with our focus on improving our efficiency, have enabled us to significantly improve our gross margin, which gives us increased confidence that we will achieve our goal of becoming EBITDA positive in the fourth quarter of 2019.”

2018 Fourth Quarter Financial Results

Net revenue for the three months ended December 31, 2018 was $13.0 million, an increase of 3%, compared to net revenue of $12.6 million for the three months ended December 31, 2017. Excluding the non-core imaging business, revenue for the fourth quarter of 2018 increased 9% to $12.7 million from $11.6 million for the fourth quarter of 2017.  U.S. laser revenue was $5.6 million for the fourth quarter of 2018, a 51% increase compared to U.S. laser revenue of $3.7 million in the fourth quarter of 2017. U.S. consumables and other revenue from the fourth quarter of 2018, which consists of revenue from consumable products such as disposable tips, increased 13% compared to the fourth quarter of 2017.

Gross margin for the three months ended December 31, 2018 was 43%, a nearly 1,500-basis point increase compared to approximately 29% for the three months ended December 31, 2017.  The higher gross margin reflects new customer growth, reduced expenses and a favorable change in product mix with an increase in lasers sales, which have a higher margin than the Company’s other product offerings, including its non-core imaging products. Total operating expenses were $12.1 million compared to $8.3 million in the fourth quarter of 2017, which included increased general and administrative expenses, driven by higher legal costs, and sales and marketing expenses due to increased model market activities and a strengthened domestic sales force. Operating loss for the fourth quarter of 2018 was $6.5 million compared to an operating loss of $4.7 million in the fourth quarter of 2017. Net loss for the fourth quarter of 2018 was $6.9 million, or $0.33 per share, compared to a net loss of $3.8 million, or $0.23 per share for the fourth quarter of 2017. The increase in operating expenses and net loss were primarily due to a $1.5 million accrual for a legal settlement and a $0.7 million increase in loss on the disposal of internally developed software.

Cash, cash equivalents, and restricted cash totaled $8.3 million as of December 31, 2018.

Full Year 2018 Financial Results

Net revenue for the year ended December 31, 2018 was $46.2 million, a decrease of 2% compared to net revenue of $46.9 million for the year ended December 31, 2017. Excluding the non-core imaging business, net revenue for the year ended December 31, 2018 increased 3% to $44.5 million from $43.2 million for the year ended December 31, 2017. Consumables and other revenue, which consists of revenue from consumable products such as disposable tips, increased 13% compared to the prior year.

Gross margin for the year ended December 31, 2018 was 37%, an approximately 500-basis point increase compared to gross margin of 32% for the year ended December 31, 2017. Total operating expenses were $37.8 million for the year ended December 31, 2018 compared to $33.2 million for the year ended December 31, 2017, partially due to increases in general and administrative expenses, driven by higher legal costs, and sales and marketing expenses due to increased model market activities and a strengthened domestic sales force. Operating loss was $20.9 million compared to an operating loss of $18.0 million for full year ended December 31, 2017. Net loss for the year ended December 31, 2018 was $21.5 million, or $1.05 per share compared to a net loss of $16.9 million, or $1.41 per share, for the year ended December 31, 2017. The increases in operating expenses and net loss were primarily due to a $1.5 million accrual for a legal settlement and a $0.7 million increase in loss on the disposal of internally developed software.

Use of Non-GAAP Measures

The Reconciliation of GAAP Net Loss to Non-GAAP Net Loss table at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's non-GAAP net loss and net loss per share.

The non-GAAP net loss for the fourth quarter of 2018 was $2.7 million, or $0.13 per share, compared with a non-GAAP net loss of $3.1 million, or $0.19 per share for the fourth quarter of 2017. The non-GAAP net loss for the year ended December 31, 2018 totaled $14.5 million, or $0.71 per share, compared with a non-GAAP net loss of $13.6 million, or $0.92 per share, for the year ended December 31, 2017.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and full year ended December 31, 2018, and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 877-407-4019. For international participants outside the U.S./Canada, the dial-in number is 201-689-8337. For all callers, refer to the Conference ID 13687240. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 255 patented and 73 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times.  BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients.  BIOLASE's principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 38,900 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer markets.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the Company’s efforts to achieve its goal of becoming EBITDA positive. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE's current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE's current expectations depending upon a number of factors.  These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the "Risk Factors" section of BIOLASE's annual and quarterly reports filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President and Chief Financial Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Products and services revenue	$13,042	$12,602	$46,143	$46,798
License fees and royalty revenue	3	32	12	128
Net revenue	13,045	12,634	46,155	46,926
Cost of revenue	7,432	9,020	29,260	31,800
Gross profit	5,613	3,614	16,895	15,126
Operating expenses:
Sales and marketing	5,084	4,000	18,121	16,718
General and administrative	3,080	2,441	11,771	9,712
Engineering and development	1,276	1,389	5,203	6,229
Disposal of internally developed software	1,185	505	1,185	505
Loss on patent litigation settlement	1,500	—	1,500	—
Total operating expenses	12,125	8,335	37,780	33,164
Loss from operations	(6,512)	(4,721)	(20,885)	(18,038)
(Loss) gain on foreign currency transactions	(5)	173	(58)	563
Interest (expense) income, net	(430)	13	(510)	42
Non-operating (loss) gain, net	(435)	186	(568)	605
Loss before income tax provision	(6,947)	(4,535)	(21,453)	(17,433)
Income tax (benefit) provision	(28)	(693)	63	(582)
Net loss	$(6,919)	$(3,842)	$(21,516)	$(16,851)

Deemed dividend on convertible preferred stock	—	—	—	(3,978)
Net loss attributable to common stockholders	$(6,919)	$(3,842)	$(21,516)	$(20,829)

Net loss per share attributable to common stockholders:
Basic	$(0.33)	$(0.23)	$(1.05)	$(1.41)
Diluted	$(0.33)	$(0.23)	$(1.05)	$(1.41)
Shares used in the calculation of net loss per share:
Basic	20,732	16,692	20,588	14,752
Diluted	20,732	16,692	20,588	14,752

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands except per share data)

	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$8,044	$11,645
Restricted cash	312	251
Accounts receivable, less allowance of $850 in 2018 and $802 in 2017, respectively	11,112	10,124
Inventory	12,248	12,298
Prepaid expenses and other current assets	1,591	1,732
Total current assets	33,307	36,050
Property, plant and equipment, net	1,975	3,674
Goodwill	2,926	2,926
Other assets	308	334
Total assets	$38,516	$42,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,953	$5,109
Accrued liabilities	7,538	5,636
Deferred revenue	2,476	2,625
Total current liabilities	15,967	13,370
Deferred income taxes, net	77	104
Warranty accrual	447	70
Other liabilities	100	180
Term loan	10,836	—
Total liabilities	27,427	13,724
Stockholders’ equity
Preferred stock, par value $0.001 per share	—	—
Common stock, par value $0.001 per share	21	20
Additional paid-in capital	228,430	224,992
Accumulated other comprehensive loss	(670)	(576)
Accumulated deficit	(216,692)	(195,176)
Total stockholders’ equity	11,089	29,260
Total liabilities and stockholders’ equity	$38,516	$42,984

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(21,516)	$(16,851)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	945	1,203
Loss on disposal of net assets	1,228	505
Provision for bad debts, net	469	40
Provision for inventory excess and obsolescence	166	623
Amortization of discount on debt	202	—
Amortization of debt issuance costs	126	—
Loss on patent litigation settlement	1,500	—
Stock-based compensation	2,768	2,207
Deferred income taxes	(27)	(694)
Earned interest income, net	1	(42)
Changes in operating assets and liabilities:
Accounts receivable	(1,458)	(337)
Inventory	(127)	419
Prepaid expenses and other current assets	(25)	(11)
Accounts payable, accrued and other liabilities	1,762	(5,077)
Deferred revenue	(161)	(397)
Net cash and cash equivalents used in operating activities	(14,147)	(18,412)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(558)	(747)
Proceeds from disposal of property, plant, and equipment	36	—
Net cash and cash equivalents used in investing activities	(522)	(747)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	(46)	(146)
Borrowings under lines of credit	3,696	—
Payments under lines of credit	(3,696)	—
Proceeds from term loan	12,500	—
Payments of debt issue costs	(1,058)	—
Proceeds from equity offering, net of expenses	—	21,761
Payments of equity offering costs	(164)	—
Proceeds from exercise of stock options	3	3
Net cash and cash equivalents provided by financing activities	11,235	21,618
Effect of exchange rate changes	(106)	262
(Decrease) increase in cash, cash equivalents and restricted cash	(3,540)	2,721
Cash, cash equivalents and restricted cash, beginning of year	11,896	9,175
Cash, cash equivalents and restricted cash, end of year	$8,356	$11,896
Supplemental cash flow disclosure - Cash Paid:
Interest paid	$23	$1
Interest received	$—	$74
Income taxes paid	$44	$164
Supplemental cash flow disclosure - Non-cash:
Accrued capital expenditures	$31	$102
Loss on patent litigation settlement	$1,500	$—
Warrant issued in connection with debt instruments	$847	$—

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain historical non-GAAP financial information.  Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, and stock-based compensation.  Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)
(In thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
GAAP net loss attributable to common stockholders	$(6,919)	$(3,842)	$(21,516)	$(20,829)
Deemed dividend on convertible preferred stock	—	—	—	3,978
GAAP net loss	$(6,919)	$(3,842)	$(21,516)	$(16,851)
Adjustments:
Interest expense (income), net	430	(13)	510	(42)
Income tax (benefit) provision	(28)	(693)	63	(582)
Depreciation and amortization expense	233	316	945	1,203
Disposal of internally developed software	1,185	505	1,185	505
Loss on patent litigation settlement	1,500	—	1,500	—
Stock-based compensation	906	603	2,768	2,207
Non-GAAP net loss	$(2,693)	$(3,124)	$(14,545)	$(13,560)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.33)	$(0.23)	$(1.05)	$(1.41)
Deemed dividend on convertible preferred stock	—	—	—	0.27
GAAP net loss per share, basic and diluted	$(0.33)	$(0.23)	$(1.05)	$(1.14)
Adjustments:
Interest expense (income), net	0.02	—	0.03	—
Income tax (benefit) provision	—	(0.04)	—	(0.04)
Depreciation and amortization expense	0.01	0.02	0.05	0.08
Disposal of internally developed software	0.06	0.03	0.06	0.03
Loss on patent litigation settlement	0.07	—	0.07	—
Stock-based compensation	0.04	0.03	0.13	0.15
Non-GAAP net loss per share, basic and diluted	$(0.13)	$(0.19)	$(0.71)	$(0.92)

Net loss per share attributable to common shareholders:
Basic	$(0.33)	$(0.23)	$(1.05)	$(1.41)
Diluted	$(0.33)	$(0.23)	$(1.05)	$(1.41)
Shares used in the calculation of net loss per share:
Basic	20,732	16,692	20,588	14,752
Diluted	20,732	16,692	20,588	14,752

BIOLASE, INC.
GAAP Net Revenue Less Imaging Systems
(Unaudited, in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Net revenue	$13,045	$12,635	$46,155	$46,926
Imaging systems revenue	(358)	(1,002)	(1,694)	(3,685)
Net revenue excluding imaging systems	$12,687	$11,633	$44,461	$43,241